Exhibit 21.1
List of Subsidiaries of
Resource Capital Corp.

Subsidiaries	State of Incorporation
860 VDP Preferred SPE, LLC	Delaware
Apidos CDO I, Ltd. (“TRS”)	Cayman Islands
Apidos CDO III, Ltd., (“TRS”)	Cayman Islands
Apidos Cinco CDO, Ltd (“TRS”)	Cayman Islands
Apidos CLO VIII	Cayman Islands
Aspen Park Preferred SPE, LLC	Delaware
Elevation Home Loans LLC	Delaware
Ischus II, LLC	Delaware
Kempton Downs Preferred SPE, LLC	Delaware
Life Care Funding, LLC	New York
Long Term Care Conversion Funding, LLC	New York
Long Term Care Conversion, Inc.	Delaware
Lynnfield Holdings, LLC	Delaware
Lynnfield Member LLC	Delaware
Primary Capital Advisors LC	Delaware
RCC Commercial II, Inc.	Delaware
RCC Commercial III, Inc.	Delaware
RCC Commercial, Inc.	Delaware
RCC Mayfair Holdings, LLC	Delaware
RCC Mayfair, LLC	Delaware
RCC OIP, LLC	Delaware
RCC Plaza Lofts 22, LLC	Delaware
RCC Real Estate Acquisition SPE, LLC	Delaware
RCC Real Estate SPE 2, LLC	Delaware
RCC Real Estate SPE 3, LLC	Delaware
RCC Real Estate SPE 4, LLC	Delaware
RCC Real Estate SPE 5, LLC	Delaware
RCC Real Estate SPE, LLC	Delaware
RCC Real Estate, Inc.	Delaware
RCC Residential Inc.	Delaware
RCC Residential Portfolio TRS, Inc.	Delaware
RCC Residential Portfolio, Inc.	Delaware
RCC SLH, LLC	Delaware
RCC Trust II	Delaware
RCC VIP Holdings, LLC	Delaware
RCC VIP Investor, LLC	Delaware
RCC Whispertree, LLC	Delaware
Resource Capital Asset Management, LLC	Delaware
Resource Capital Corp CRE Notes 2013 Ltd.	Cayman Island
Resource Capital Corp CRE Notes 2013, LLC	Delaware
Resource Capital Trust I	Delaware

Resource Real Estate Funding 2006-1 CDO Investor, LLC	Delaware
Resource Real Estate Funding 2007-1 CDO Investor, LLC	Delaware
Resource Real Estate Funding 2013 Notes Investor, LLC	Delaware
Resource Real Estate Funding CDO 2006-1 Ltd.	Cayman Island
Resource Real Estate Funding CDO 2006-1, LLC	Delaware
Resource Real Estate Funding CDO 2007-1 Ltd.	Cayman Island
Resource Real Estate Funding CDO 2007-1, LLC	Delaware
Resource TRS LLC	Delaware
Resource TRS Inc.	Delaware
Resource TRS II Inc	Delaware
Resource TRS III Inc	Delaware
Resource TRS IV Inc	Delaware
Resource TRS V Inc	Delaware
RRE Montclair, LLC	Delaware
RRE VIP Amaranth, LLC	Delaware
RRE VIP Birch Sycamore, LLC	Delaware
RRE VIP Borrower, LLC	Delaware
RRE VIP Camelot, LLC	Delaware
RRE VIP Coliseum Park, LLC	Delaware
RRE VIP Willington, LLC	Delaware
RRE VIP Wingate, LLC	Delaware
RREF 2006 REO, LLC	Delaware
RREF 2007 REO, LLC	Delaware
RSO EquityCO, LLC	Delaware
Sportmen's Lodge Preferred SPE, LLC	Delaware
Sportmen's Preferred SPE, LLC	Delaware
VDP Holdings, LLC	Delaware
Whitney CLO, Ltd. (TRS)	Delaware